Yukon
Justice

BUSINESS CORPORATIONS ACT
FORM 1

Certificate of Incorporation

BURCON CAPITAL CORP.

I hereby certify that the above-mentioned corporation, the Articles of Incorporation of which are attached, was incorporated under the Business Corporations Act of Yukon.

Corporate Access Number:26831
Date of Incorporation:1998-11-03

M. Richard Roberts
Registrar of Corporations

BUSINESS CORPORATIONS ACT (YUKON)

ARTICLES OF INCORPORATION

1. Name of Corporation: **BURCON CAPITAL CORP.**

2. The classes and any maximum number of shares that the Corporation is authorized to issue:

   One class of an unlimited number of shares designated as Common Shares without par or nominal value;

3. Restrictions if any on share transfers:

   The transfer of shares is restricted; no share of the Corporation may be transferred without approval of the Board of Directors. In the event the Corporation becomes a distributing corporation this foregoing restriction shall be deemed to be removed and of no further force and effect;

4. Number (or minimum and maximum number) of Directors:

   Not less than three (3) and not more than ten (10);

5. Restrictions if any on business the Corporation may carry on:

   No restriction;

6. Other provisions if any:

   The attached Schedule "A" is incorporated into and forms part of this form;

7. Incorporator(s): Date: November 3, 1998

NAME	ADDRESS	SIGNATURE
Gareth C. Howells	200 - 204 Lambert Street Whitehorse, Yukon Y1A 3T2	[signature]

(Form 1-01)

FILED

NOV 03 1998

DEPUTY REGISTRAR OF CORPORATIONS

U:\INCORP\BURCONCA.ART

SCHEDULE "A"
ATTACHED TO AND FORMING PART OF
FORM 1-01
ARTICLES OF INCORPORATION
OF
BURCON CAPITAL CORP.
(the "Corporation")

(1) The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Incorporation.

(2) Meetings of Shareholders may be held at Vancouver, British Columbia or such other place or places as the directors in their absolute discretion may determine from time to time.